UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Welbilt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2227 Welbilt Boulevard, New Port Richey, Florida 34655
 (Address of principal executive offices, including ZIP code)

(727) 375-7010
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.          Submission of Matters to a Vote of Security Holders.

Welbilt, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on April 27, 2018 (the “Annual Meeting”). The final results of each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each such proposal is further described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 14, 2018.

Proposal 1. The Company’s stockholders elected the eight directors listed below to serve for one-year terms expiring at the Company’s 2019 annual meeting of stockholders or until their respective successors are duly elected and qualified by the votes indicated:

Nominees	For	Against	Abstentions	Broker Non-Votes
Cynthia M. Egnotovich	111,512,070	915,675	191,166	14,071,521
Dino J. Bianco	111,345,944	1,083,630	189,337	14,071,521
Joan K. Chow	111,545,648	882,539	190,724	14,071,521
Thomas D. Davis	111,452,724	872,681	293,506	14,071,521
Janice L. Fields	111,856,173	501,302	261,436	14,071,521
Brian R. Gamache	111,371,755	1,057,015	190,121	14,071,521
Andrew Langham	108,953,202	3,472,077	193,632	14,071,521
Hubertus M. Muehlhaeuser	110,197,190	2,234,364	187,357	14,071,521

Proposal 2. The Company’s stockholders voted to approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers by the votes indicated:

For	Against	Abstentions	Broker Non-Votes
108,494,991	3,749,666	374,254	14,071,521

Proposal 3. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 by the votes indicated:

For	Against	Abstentions
126,036,967	362,810	290,655

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: April 30, 2018	By:	/s/ Joel H. Horn
Joel H. Horn
Senior Vice President, General Counsel and Corporate Secretary